FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), Invesco Variable Investment Funds, Inc., a Maryland corporation (the "Company"), and Invesco Funds Group, Inc., a Delaware corporation ("Invesco") (collectively, the "Parties").

     WHEREAS,  the Parties  executed a participation  agreement dated August 26,
1994 (the "Participation Agreement"), governing how shares of Company's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by Insurance Company through certain separate accounts (the "Separate Accounts").

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule B of the Participation Agreement;

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, Insurance Company, Company, and Invesco agree as follows:

     1. The Participation Agreement is hereby amended by substituting for the original Schedule B an amended Schedule B in the form attached hereto which adds the Strategic Advantage Variable Universal Life policy to the list of Contracts funded by the Separate Accounts.

     Executed this 22ND day of February, 1995.

                                       Invesco Variable Investment Funds, Inc.

ATTEST: /s/ Glen A. Payne              BY: /s/ Dan Hesser
            -------------                      ----------

                                       Security Life of Denver Insurance Company

ATTEST:                                BY: /s/Steve Largent
         ---------------                   ----------------

                                       Invesco Funds Group, Inc.

ATTEST: /s/ Glen A. Payne              BY: /s/ Dan Hesser
        -----------------                  --------------

                                   Schedule B
                                   ----------

                                    Contracts
                                    ---------

1.    The Exchequer Variable Annuity      (Flexible Premium Deferred Combination
                                          Fixed and Variable Annuity Contract)

2.    First Line                          (Flexible Premium Variable Life
                                          Insurance Policy)

3.    Strategic Advantage Variable        (Flexible Premium Variable Universal
      Universal Life                      Life Insurance Policy)